UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2014, The KEYW Holding Corporation (the "Company") adopted the Hexis Executive Incentive Plan (the “Hexis Plan”). The Hexis Plan was made effective as of January 1, 2014.
In the event of a Liquidation Event (defined below) of Hexis, the Company will allocate a percentage of the market valuation received or attributed to Hexis to the Hexis Plan to be distributed to participants based on their ownership interests in that pool.  A "Liquidation Event" is defined as a sale, either for stock or cash of the acquiring company, of 51% or more of the outstanding shares of Hexis owned by the Company or an initial public offering ("IPO") of Hexis stock.  Under no other events will payments under the Hexis Plan be triggered.
In connection with a Liquidation Event, the market valuation of Hexis will be determined by the net purchase price received by the Company through a 100% sale of Hexis or based on the market value of Hexis in a partial sale or an IPO. If the Liquidation Event is an IPO, the award to Hexis Plan participants will be in Hexis restricted stock which will cliff vest one year after issuance. If the Liquidation Event is a cash sale, the participants will be paid in cash, with 50% of the amount payable paid within 10 days of the sale, and the balance 50% paid 12 months after the sale. If the consideration received in the Liquidation Event is solely in the form of stock of the acquirer, the participants will be issued stock in the acquirer subject to the same restrictions as the IPO stock. If the Liquidation Event is part cash and part acquirer stock, a determination of the components of the payout will occur at that time. In the event a participant's employment with the Company or Hexis is terminated for any reason prior to a Liquidation Event, the participant's interest in the Hexis Plan will terminate.
Chris Fedde, President of Hexis, Executive Vice President of the Company, and one of the Company's Named Executive Officers (as defined under Item 402(a) of Regulation S-K under the Securities Act of 1933, as amended), is eligible to participate in the Hexis Plan. On February 2, 2014, Mr. Fedde was allocated a 0.0069 market valuation interest under the Plan.
Philip L. Calamia, Chief Financial Officer and Executive Vice President of the Company, and one of the Company's Named Executive Officers (as defined under Item 402(a) of Regulation S-K under the Securities Act of 1933, as amended), is eligible to participate in the Hexis Plan. On February 3, 2014, Mr. Calamia was allocated a 0.0018 market valuation interest under the Plan.

The foregoing description of the Hexis Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Hexis Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Hexis Executive Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Leonard E. Moodispaw
DATE: July 3, 2014	Name: Leonard E. Moodispaw
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Hexis Executive Incentive Plan